 KATY NEWS
FOR IMMEDIATE RELEASE

KATY INDUSTRIES, INC.
REPORTS 2008 FIRST QUARTER RESULTS

ARLINGTON, VA – May 8, 2008 – Katy Industries, Inc. (OTC BB: KATY) today reported a net loss in the first quarter of 2008 of ($2.1) million [($0.27) per share], versus a net loss of ($1.9) million [($0.24) per share], in the first quarter of 2007, as adjusted to exclude restructuring and other non-recurring or unusual items, which are discussed below.  Including these items, Katy reported a net loss in the first quarter of 2008 of ($3.4) million [($0.43) per share], versus a net loss of ($3.8) million [($0.48) per share], in the same period of 2007.  The operating loss, as adjusted to exclude all restructuring and other non-recurring or unusual items, was ($2.9) million [(7.0%) of net sales] in the first quarter of 2008, compared to an operating loss, as adjusted, of ($2.0) million [(4.3%) of net sales] in the same period in 2007.  Net income (loss), as adjusted, and operating income (loss), as adjusted, are non-GAAP financial measures and are further discussed below.

During the first quarter of 2008, Katy reported restructuring and other non-recurring or unusual items of ($0.3) million pre-tax [($0.04) per share], including severance, restructuring and related costs of ($0.1) million, loss on sale of assets of ($0.5) million offset by activity from discontinued businesses of $0.3 million.  During the first quarter of 2007, Katy reported restructuring and other non-recurring or unusual items of ($0.5) million pre-tax [($0.07) per share], including severance, restructuring and related costs of ($0.2) million and loss from operations of discontinued operations of ($0.4) million offset by a gain on the sale of assets of $0.1 million.  Details regarding these items are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” accompanying this press release.

Financial highlights for the first quarter of 2008, as compared to the same period in the prior year, included:

•
Net sales in the first quarter of 2008 were $41.7 million, a decrease of $3.9 million compared to the same period in 2007.  Overall, the decrease of 9% resulted from lower volumes which are reflective of activity within the janitorial and food service markets in which we serve as well as reduced building industry activity.

•
Gross margins were 9.2% in the first quarter of 2008, versus 12.3% in the first quarter of 2007.  In 2008, our margins were adversely impacted by overall lower volume within several of our manufacturing facilities as well as an unfavorable variance incurred in our LIFO adjustment of $0.6 million.

•
Selling, general and administrative expenses were $0.8 million lower than the first quarter of 2007.  These costs represented 16.2% of net sales in the first quarter of 2008, a decrease from 16.6% of net sales for the same period of 2007.  The reduction in percentage reflects the lower requirements under the Company’s incentive compensation program as well as various cost improvements.

•
Debt at March 31, 2008 was $16.0 million [33% of total capitalization], versus $54.5 million [60% of total capitalization] at March 31, 2007.  The decrease in the ratio of debt to total capitalization was principally due to the reduction of debt levels from the proceeds received on the sale of businesses in 2007.  Cash on hand at March 31, 2008 was $0.6 million versus $2.9 million at March 31, 2007.

•
Katy used free cash flow of $6.2 million during the three month period ended March 31, 2008 versus using $5.8 million of free cash flow during the three month period ended March 31, 2007.  The free cash flow usage during the first quarter of 2008 was comparable to 2007 as the first quarter includes higher working capital requirements.  Free cash flow, a non-GAAP financial measure, is discussed further below.

“The results of the first quarter were disappointing.  Since joining the company in mid-April, my focus has been to conduct a thorough review of our organization to understand how we can improve our top and bottom line results,” said David J. Feldman, Katy’s President and Chief Executive Officer.  “The current economic environment makes the challenge of improving more difficult, but with a renewed sense of urgency and focus, I am confident that the company’s performance will improve in the future,” added Mr. Feldman.

Non-GAAP Financial Measures

To provide transparency about measures of Katy’s financial performance which management considers most relevant, we supplement the reporting of Katy’s consolidated financial information under GAAP with certain non-GAAP financial measures, including Net Income (Loss), as adjusted, Net Income (Loss), as adjusted per share, Operating Income (Loss) and Operating Income (Loss) as adjusted, as a percentage of sales, and Free Cash Flow.  Details regarding these measures and reconciliations of these non-GAAP measures to comparable GAAP measures are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” and “Statements of Cash Flows” accompanying this press release.  These non-GAAP financial measures should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP.  Using only the non-GAAP financial measures to analyze our performance would have material limitations because their calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both the GAAP and non-GAAP measures reflected below to understand and analyze the results of its business.  Katy believes the presentation of these measures is nonetheless useful to investors for the following reasons:

Net Income (Loss), as adjusted, Net Income (Loss), as adjusted per share, Operating Income (Loss) and Operating Income (Loss) as adjusted, as a percentage of sales:  All of these non-GAAP operating measurements adjust the corresponding GAAP measurement to exclude restructuring and other non-recurring and unusual items, as appropriate. Following the recapitalization of the company in 2001, a comprehensive restructuring program became essential to the future viability of Katy.  All other non-recurring and unusual items are typically indicative of non-cash impacts to Katy’s results of operations.  These non-GAAP measures are used by management as Katy believes that these measures are more indicative of the company’s underlying business performance and that eliminating restructuring and other non-recurring and unusual charges provides more meaningful year-to-year comparison of the Company’s operations.

Free Cash Flow:  Free cash flow is defined by Katy as cash flow from operations less capital expenditures and cash dividends paid.  Katy believes that free cash flow is useful to management and investors in measuring cash generated that is available for repayment of debt obligations, investment in growth through acquisitions, new business development and stock repurchases.

This press release may contain various forward-looking statements.  The forward-looking statements are based on the opinions and beliefs of Katy’s management, as well as assumptions made by, and information currently available to, the company’s management.  Additionally, the forward-looking statements are based on Katy’s current expectations and projections about future events and trends affecting the financial condition of its business.  The forward-looking statements are subject to risks and uncertainties, detailed from time to time in Katy’s filings with the SEC that may lead to results that differ materially from those expressed in any forward-looking statement made by the company or on its behalf.  Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Katy Industries, Inc. is a diversified corporation focused on the manufacturing and distribution of commercial cleaning products and consumer home products.

Company contact:
Katy Industries, Inc.
Amir Rosenthal
(703) 236-4300

KATY INDUSTRIES, INC. SUMMARY OF OPERATIONS - UNAUDITED
(In thousands, except per share data)
	Three Months Ended March 31,
	2008	2007

Net sales	$41,691	$45,552
Cost of goods sold	37,863	39,956
Gross profit	3,828	5,596
Selling, general and administrative expenses	6,737	7,574
Severance, restructuring and related charges	138	208
Loss (gain) on sale of assets	533	(120)
Operating loss	(3,580)	(2,066)
Interest expense	(483)	(1,195)
Other, net	(14)	32
Loss from continuing operations before benefit from (provision for)
income taxes	(4,077)	(3,229)
Benefit from (provision for) income taxes from continuing operations	352	(89)
Loss from continuing operations	(3,725)	(3,318)
Loss from operations of discontinued businesses (net of tax)	(252)	(2,127)
Gain on sale of discontinued businesses (net of tax)	543	1,666
Net loss	$(3,434)	$(3,779)

Loss per share of common stock - basic and diluted:

Loss from continuing operations	$(0.47)	$(0.42)
Discontinued operations	0.04	(0.06)
Net loss	$(0.43)	$(0.48)

Weighted average common shares outstanding - basic and diluted	7,951	7,951

Other Information:

Working capital	$8,735	$1,774
Working capital, exclusive of deferred tax assets and liabilities and debt
classified as current	$16,029	$43,858
Long-term debt, including current maturities	$15,995	$54,459
Stockholders' equity	$32,894	$36,983
Capital expenditures	$1,037	$979

KATY INDUSTRIES, INC. RECONCILIATIONS OF GAAP RESULTS
TO RESULTS EXCLUDING CERTAIN UNUSUAL ITEMS - UNAUDITED
(In thousands, except percentages and per share data)
	Three Months Ended March 31,
	2008	2007
Reconciliation of net loss to net loss, as adjusted:
Net loss	$(3,434)	$(3,779)
Unusual items:
Severance, restructuring and related charges	138	208
Loss (gain) on sale of assets	533	(120)
Discontinued operations	(291)	461
Adjustment to reflect a more normalized effective tax rate excluding
unusual items	942	1,283
Net loss, as adjusted	$(2,112)	$(1,947)

Net loss, as adjusted per share - basic and diluted:
Net loss per share	$(0.43)	$(0.48)
Unusual items per share	0.04	0.07
Adjustment to reflect a more normalized effective tax rate excluding
unusual items per share	0.12	0.17
Net loss, as adjusted per share	$(0.27)	$(0.24)

Weighted average common shares outstanding:
Basic and diluted	7,951	7,951

Operating loss, as adjusted:

Operating loss	$(3,580)	$(2,066)
Severance, restructuring and related charges	138	208
Loss (gain) on sale of assets	533	(120)
Operating loss, as adjusted:	$(2,909)	$(1,978)
Operating loss, as adjusted, as a % of sales	-7.0%	-4.3%

KATY INDUSTRIES, INC. BALANCE SHEETS - UNAUDITED
(In thousands)

	March 31,	December 31,	March 31,
Assets	2008	2007	2007
Current assets:
Cash and cash equivalents	$618	$2,015	$2,919
Accounts receivable, net	19,868	18,077	47,811
Inventories, net	25,150	26,160	60,717
Other current assets	5,617	9,319	3,592
Total current assets	51,253	55,571	115,039

Other assets:
Goodwill	665	665	665
Intangibles, net	4,733	4,853	6,358
Other	2,959	3,470	8,576
Total other assets	8,357	8,988	15,599

Property and equipment	105,834	106,652	130,747
Less: accumulated depreciation	(73,090)	(72,647)	(89,780)
Property and equipment, net	32,744	34,005	40,967

Total assets	$92,354	$98,564	$171,605

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$11,340	$14,995	$32,836
Accrued expenses	23,884	24,954	37,438
Current maturities of long-term debt	1,500	1,500	1,500
Revolving credit agreement	5,794	2,853	41,491
Total current liabilities	42,518	44,302	113,265

Long-term debt, less current maturities	8,701	9,100	11,468
Other liabilities	8,241	8,706	9,889
Total liabilities	59,460	62,108	134,622

Stockholders' equity:
Convertible preferred stock	108,256	108,256	108,256
Common stock	9,822	9,822	9,822
Additional paid-in capital	27,375	27,338	27,196
Accumulated other comprehensive (loss) income	(1,277)	(1,112)	1,862
Accumulated deficit	(89,349)	(85,915)	(88,193)
Treasury stock	(21,933)	(21,933)	(21,960)
Total stockholders' equity	32,894	36,456	36,983

Total liabilities and stockholders' equity	$92,354	$98,564	$171,605

KATY INDUSTRIES, INC. STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)
	Three Months Ended March 31,
	2008	2007
Cash flows from operating activities:
Net loss	$(3,434)	$(3,779)
(Income) loss from discontinued operations	(291)	461
Loss from continuing operations	(3,725)	(3,318)
Depreciation and amortization	1,823	1,865
Write-off and amortization of debt issuance costs	96	619
Stock option expense	37	94
Loss (gain) on sale of assets	533	(120)
Deferred income taxes	-	(94)
	(1,236)	(954)
Changes in operating assets and liabilities:
Accounts receivable	(1,833)	(2,075)
Inventories	928	(807)
Other assets	134	77
Accounts payable	(1,489)	261
Accrued expenses	(1,017)	(1,995)
Other, net	(363)	843
	(3,640)	(3,696)

Net cash used in continuing operations	(4,876)	(4,650)
Net cash used in discontinued operations	(320)	(195)
Net cash used in operating activities	(5,196)	(4,845)

Cash flows from investing activities:
Capital expenditures	(1,037)	(979)
Proceeds from sale of assets, net	35	120

Net cash used in continuing operations	(1,002)	(859)
Net cash provided by discontinued operations	4,424	5,995
Net cash provided by investing activities	3,422	5,136

Cash flows from financing activities:
Net borrowings (repayments) on revolving loans	2,940	(2,388)
Decrease in book overdraft	(2,110)	(2,123)
Repayments of term loans	(399)	(24)
Direct costs associated with debt facilities	-	(125)
Repurchases of common stock	-	(3)

Net cash provided by (used in) continuing operations	431	(4,663)
Net cash used in discontinued operations	-	(97)
Net cash provided by (used in) financing activities	431	(4,760)

Effect of exchange rate changes on cash and cash equivalents	(54)	(4)
Net decrease in cash and cash equivalents	(1,397)	(4,473)
Cash and cash equivalents, beginning of period	2,015	7,392
Cash and cash equivalents, end of period	$618	$2,919

Reconciliation of free cash flow to GAAP Results:

Net cash used in operating activities	$(5,196)	$(4,845)
Capital expenditures	(1,037)	(979)
Free cash flow	$(6,233)	$(5,824)